Exhibit 10.4

RELEASE OF SECURITY INTEREST AND SUBORDINATION AGREEMENT

(Liens)

This Release of Security Interest and Subordination Agreement is made and entered into as of the 17th day of October, 2006, by and between MARQUETTE COMMERCIAL FINANCE, INC. (“MCF”) and GOTTBETTER

CAPITAL MASTER, LTD. (“Creditor”) and is to witness the following:

WHEREAS, MCF and Adsouth Marketing, LLC (“Client”) entered into an Account Transfer and Purchase Agreement (the “Purchase Agreement”) under which MCF from time-to-time, purchases accounts receivable (the "Accounts") from the Client; and

WHEREAS, to secure all present and future indebtedness, obligations and liabilities of the Client to MCF (including, without limitation, under the Purchase Agreement), Client granted MCF a security interest in, inter alia, all of its present and future Accounts, general intangibles, documents, instruments, chattel paper, contract rights and inventory (all of which will hereafter collectively be referred to as the “Collateral”); and

WHEREAS, Client also grants MCF a security interest in each and every Account purchased by MCF under the Purchase Agreement (“Purchased Accounts”); and

WHEREAS, Client has borrowed or has the right to borrow certain sums of money from, obtained credit from or is otherwise obligated to Creditor; and

WHEREAS, to secure the indebtedness and obligations of Client to Creditor, Client has granted or will grant to Creditor a security interest in certain of its assets, including all of its Accounts and inventory; and

WHEREAS, MCF and Creditor desire to establish, as between themselves, the relative priority and manner of enforcing their respective security interests in, and rights with respect to, the Collateral and the Purchased Accounts and to provide for certain other matters.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual benefits to be received by the parties hereto, and the covenants and agreements contained herein, MCF and Creditor agree to the following:

1. Release of Creditor's Security Interests. In consideration of the increased liquidity provided to Client by the MCF purchase of Purchased Accounts, which Creditor acknowledges is for a full, fair and valuable consideration to Client, and which liquidity may be instrumental in a reduction of the indebtedness or obligations by Client to Creditor, Creditor hereby releases and discharges any security interest in all Purchased Accounts and hereby waives any and all claims or interest it has or might have in and with respect to the Purchased Accounts, regardless of (a) when its interest became perfected, (b) when the Purchased Accounts were purchased, (c) the value of the Purchased Accounts, (d) the consideration given or promised therefore, or (e) the amount Creditor is owed by Client.

Creditor waives, releases and discharges any interest it has or might have in any Purchased Accounts as representative of the proceeds of any of Client’s inventory or any payments received by MCF on the Purchased Accounts as well as all goods returned under the Purchased Accounts. Creditor further acknowledges and understands that it has no interest of any kind or character, security or otherwise, in the Purchased Accounts or the proceeds therefrom. Creditor further waives any right it might have, by law or otherwise, to receive notice, or any obligation on the part of MCF to give notice, of any kind, at any time, of the purchase by MCF of any or all of the Accounts. Upon such purchase, any interest, security or otherwise, that Creditor has in such Purchased Accounts, is automatically waived and released in and to such Purchased Accounts without further action of any kind on the part of MCF or Client.

2. Subordination of Creditor's Security Interests. Without limiting or altering the validity or effectiveness of the provisions in Section 1 herein pertaining to the release and waiver of security interests in Purchased Accounts, Creditor hereby subordinates its security interest in the Collateral to the security interest of MCF in the Collateral and Creditor agrees that its security interest, whenever granted and/or perfected in the Collateral, will be inferior, junior and secondary to the security interests held by MCF in the Collateral. Creditor agrees that if Creditor from time to time comes into possession of any payment on Accounts owing by any account debtors, all of such payments shall be held in trust for the benefit of MCF and shall be paid immediately to MCF.

3. Reliance by MCF. This Agreement is an irrevocable and continuing agreement of subordination and MCF may continue to rely upon same in providing financing and other financial accommodations to or for the benefit of Client. In connection therewith, MCF may without notice to or consent from Creditor and without impairing the rights and obligations of the parties under this Agreement (a) release any person or entity now or hereafter liable upon any of the MCF Obligations, (b) renew, extend or modify the terms of any document or instrument evidencing, governing, securing or guaranteeing any of the MCF Obligations, and/or (c) provide additional financing to Client after the date hereof.

4. No Commitment. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by MCF to continue financing arrangements with Client and that MCF may terminate such arrangements at any time, in accordance with MCF’s agreements with Client.

5. Financial Condition of Client. Creditor has adequate means to obtain from Client on a continuing basis information concerning the financial condition of Client and Creditor is not relying on MCF to provide such information now or in the future. Creditor acknowledges and agrees that MCF is not obligated to keep Creditor informed of Client’s financial condition.

 6. Enforcement of Remedies and Notice. The Client shall not be entitled for any purpose or under any circumstances to rely upon the failure of MCF or Creditor to comply with the terms hereof. Nothing herein contained shall be deemed to authorize Client to take any action not permitted under any agreement between Client and MCF or Creditor. Client shall not be deemed to be a third party beneficiary to this Agreement or to have any rights hereunder whatsoever. Until termination of this Agreement, Creditor agrees not to (a) take any action to foreclose, repossess, marshall, control or exercise any remedies with respect to any property included within the Collateral, (b) not to join in any petition for bankruptcy or assignment for the benefit of creditors agreement affecting Client or any of its assets, or seek to appoint a receiver for all or any portion of Client’s assets, (c) take any action with respect to any property included within the Collateral which could reasonably be expected to interfere with the day-to-day operation of the business of Client, or (d) make any contact or communications, directly or indirectly, (including without limitation notification or confirmation) with any account debtor or obligor with respect to any Accounts, chattel paper, instruments or general intangibles. Creditor agrees to deliver to MCF and/or authorize the filing of duly executed UCC amendments with respect to any UCC financing statements on file between Creditor and Client in order to reference that Creditor’s security interest in the subject collateral is subject to the terms and provisions of this Agreement.

7. No Challenge to Validity. Both MCF and Creditor covenant and agree not to take any action to seek to avoid or set aside the perfected security interest in the Purchased Accounts or the Collateral or to seek to rescind, modify, or circumvent the provisions of this Agreement.

8. Termination. This Agreement shall terminate when both of the following events have occurred and exist simultaneously: (a) full and final payment in cash of all amounts owing to MCF by Client, and (b) termination or expiration of the Purchase Agreement and of all obligations and commitments of MCF to provide financing to Client.

9. Amendment. This Agreement may not be amended except by written agreement executed by both MCF and Creditor.

10. Captions. Captions as used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

11. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE PARTIES HERETO AGREE THAT TARRANT COUNTY, TEXAS WILL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATED TO THIS AGREEMENT. THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Successors and Assigns. Unless otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of all successors and assigns, including, without limitation, such transferee of any of the obligations of Client to MCF or to Creditor under any agreement or by law. Any transferee of the obligations or indebtedness owed by Client to Creditor or any part thereof, shall take such obligations or indebtedness or any part thereof subject to the provisions of this Agreement.

13. Entire Agreement. This Agreement constitutes the complete and integrated agreement of both MCF and Creditor with respect to the subject matter hereof, supersedes all prior or contemporaneous oral agreements, discussions or negotiations, and may not be orally modified or supplemented by parol or extrinsic evidence.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement.

 IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

GOTTBETER CAPITAL MASTER, LTD.

 By: /s/ ADAM S. GOTTBETTER

 Printed Name: Adam S. Gottbetter

 Title: Director

 MARQUETTE COMMERCIAL FINANCE, INC.

  By:

 Printed Name:

 Title:

ACKNOWLEDGMENT BY CLIENT

The undersigned, being the Client named in the foregoing Agreement, hereby (i) accepts and consents to such Agreement, (ii) agrees to be bound by all of the provisions thereof, (iii) agrees to recognize all priorities and other rights granted thereby, and (iv) acknowledges and agrees that such Agreement may be altered, modified or amended by MCF and Creditor without notice to or consent of Client.

ADSOUTH MARKETING, LLC

By: MFC Development Corp., its sole Member

By: /s/ NANCY DUITCH

Name: Nancy Duitch

Title: CEO

Date: November 7, 2006

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